Exhibit 10.1

EXECUTION VERSION

AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

of

THE DUCKHORN PORTFOLIO, INC.

dated as of November 16, 2023

Exhibits

Exhibit A — Form of Director Indemnification Agreement

-i-

THIS AMENDED AND RESTATED STOCKHOLDERS AGREEMENT (this “Agreement”) is entered as of November 16, 2023, among The Duckhorn Portfolio, Inc., a Delaware corporation (the “Company”), Mallard Holdco, LLC (“Mallard” and, together with its Affiliates, the “TSG Investor”) and Brown-Forman Corporation, a Delaware corporation (“Brown-Forman” and, together with its Affiliates, the “BF Investor”).

RECITALS

WHEREAS, in connection with the Company’s initial public offering of its shares of Common Stock (the “IPO”), the Company and the TSG Investor entered into that certain Stockholders Agreement, dated March 17, 2021 (the “Prior Agreement”).

WHEREAS, the Company and the TSG Investor have the authority to amend and restate the Prior Agreement;

WHEREAS, concurrently with the execution and delivery of this Agreement, the Company and Brown-Forman Corporation, among others, are entering into the Agreement and Plan of Merger;

WHEREAS, the Company and Mallard Holdco, LLC, will each receive substantial benefits from the consummation of the transactions contemplated by the Merger Agreement, and are executing and delivering this Agreement in reliance on Brown-Forman Corporation executing the Merger Agreement and consummating the transactions contemplated thereby; and

WHEREAS, this Agreement shall amend and restate the Prior Agreement in its entirety, and shall be binding on the parties hereto and the parties to the Prior Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals and of the mutual promises hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1. Effective Date. This Agreement shall become effective upon the Closing.

SECTION 1.2. Certain Defined Terms. As used herein, the following terms shall have the following meanings:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with, such Person; provided that the Company and its subsidiaries shall not be deemed to be Affiliates of the TSG Investor or BF Investor.

“Agreement and Plan of Merger” means that certain Agreement and Plan of Merger, between the Company and Brown-Forman Corporation, among others, dated on or around the date of this Agreement.

“Beneficially Own” means “beneficially own” as such term is defined in Rule 13d-3 of the rules and regulations under the Exchange Act. “Beneficial Owner” and “Beneficially Owned” shall have the correlative meanings.

“BF Designee” has the meaning assigned to such term in Section 1.2(a).

“BF Investor” has the meaning set forth in the preamble.

“Board” means the Board of Directors of the Company.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in the City of New York.

“Closing” means the closing of the transactions contemplated by the Agreement and Plan of Merger.

“Common Stock” means the common stock, par value $0.01 per share, of the Company and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization.

“Company” has the meaning assigned to such term in the preamble.

“Company Charter” means the certificate of incorporation of the Company in effect on the date hereof, as may be amended from time to time.

“Company Sale” means (i) a sale or transfer, directly or indirectly, of all or substantially all of the consolidated assets of the Company and its Subsidiaries; (ii) any merger, consolidation, reorganization or similar transaction involving the Company as a result of which the holders of Voting Securities immediately prior to the merger, consolidation, reorganization or similar transaction no longer represent at least a majority of the voting power of the surviving or resulting corporation or other entity; or (iii) any sale or series of sales, directly or indirectly, beneficially or of record, of Voting Securities by the Beneficial Owner thereof that results in any other Person or Group Beneficially Owning more than fifty percent (50%) of the Voting Power, in each case in any transaction or series of related transactions, in each case (x) solely for cash consideration and (y) as a result of which BF Investor shall not own capital stock in the Company (or such surviving entity) following the consummation of such transaction.

“Company Securities” means Common Stock and any other securities representing the share capital of the Company.

“Competitor” means any of the following companies or their respective Affiliates: (1) LVMH Moet Hennessey Louis Vuitton; (2) E. & J. Gallo Winery; (3) Treasury Wine Estates Limited and (4) Constellation Brands, Inc.

“Designee” means any BF Designee or TSG Designee, as applicable.

“Director” means any member of the Board.

“Director Indemnification Agreement” means an indemnification agreement in the form attached as Exhibit A.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“Group” has the meaning assigned to such term in Section 13(d)(3) of the Exchange Act.

“IPO” has the meaning set forth in the Recitals.

“Merger Agreement” means that certain Agreement and Plan of Merger, dated November 16, 2023, by and among the Company, Auguste Merger Sub, Inc., Brown-Forman and Sonoma-Cutrer Vineyards, Inc.

“Necessary Action” means, with respect to a specified result, all actions necessary to cause such result, including (i) voting or providing a written consent or proxy with respect to the Voting Securities, (ii) causing the adoption of stockholders’ resolutions and amendments to the organizational documents of the Company, (iii) executing agreements and instruments, and (iv) making, or causing to be made, with governmental, administrative or regulatory authorities, all filings, registrations or similar actions that are required to achieve such result.

“Person” means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization or other entity, and including any successor, by merger or otherwise, of any of the foregoing, or government or any agency or political subdivisions thereof or any Group comprised of two or more of the foregoing.

“Principal Stockholder” means each of BF Investor and TSG Investor.

“Restricted Term” has the meaning assigned to such term in Section 2.4(a).

“Subsidiary” means, with respect to any Person, any other Person of which at least 50% of the outstanding voting securities or other voting equity interests are owned, directly or indirectly, by such first Person.

“Transfer” means, with respect to any Company Securities, any sale (including forward or derivative agreements), assignment or other voluntary transfer or disposition of such Company Securities and/or any right (including voting rights, governance rights or economic rights), title or interest therein or thereto, to any Person, directly or indirectly, in one or a series of related transactions; provided, that, for the avoidance of doubt, the exercise by a bona fide lender of any pledge or encumbrance or other involuntary forfeiture or disposition of Company Securities shall not constitute a “Transfer.” “Transferred,” “Transfer” used as a verb, “Transferor” and “Transferee” shall have the correlative meanings.

“TSG Designee” has the meaning assigned to such term in Section 2.1(a).

“TSG Investor” has the meaning set forth in the preamble.

“Voting Power” means, at any time, the total number of votes entitled to be cast generally in the election of the Board and represented by Voting Securities.

“Voting Securities” means the Common Stock and any other securities issued by the Company that are entitled to cast votes generally in the election of the Board.

SECTION 1.3. Other Interpretive Provisions.

(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b) The words “hereof,” “herein,” “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and any subsection and section references are to this Agreement unless otherwise specified.

(c) The term “including” is not limiting and means “including without limitation.”

(d) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

(e) Whenever the context requires, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms.

ARTICLE II

CORPORATE GOVERNANCE

SECTION 2.1. The Board.

(a)	Composition of Board.

(i)

For so long as the TSG Investor holds a number of shares of Voting Securities representing at least the percentage set forth below of the total number of Voting Securities of the Company then-issued and outstanding, the Company shall take all Necessary Action to include in the slate of nominees recommended by the Board for election as Directors at each annual or special meeting of stockholders at which Directors are to be elected that number of individuals designated by the TSG Investor (each, a “TSG Designee”) such that, if each such TSG Designee is elected, it will result in the number of TSG Designees then serving on the Board as shown below across from such percentage. To the extent that the TSG Investor does not designate a TSG Designee to be included in the slate of nominees recommended by the Board for election as Directors, the TSG Investor shall have the right to appoint a representative as an observer of the Board, for so long as the TSG Investor has the right to designate at least one (1) Director for election to the Board pursuant to this Section 1.2(a)(i). The TSG Investor may elect to relinquish its right to designate TSG Designees pursuant to this Agreement at any time by delivering written notice to the Board.

Percent	Number of Directors
Greater than or equal to 25%	3
Greater than or equal to 10% but less than 25%	2
Greater than or equal to 5% but less than 10%	1

(ii)

For so long as the BF Investor holds a number of shares of Voting Securities representing at least the percentage set forth below of the total number of Voting Securities of the Company then-issued and outstanding, the Company shall take all Necessary Action to include in the slate of nominees recommended by the Board for election as Directors at each annual or special meeting of stockholders at which Directors are to be elected that number of individuals designated by the BF Investor (each, a “BF Designee”) such that, if each such BF Designee is elected, it will result in the number of BF Designees then serving on the Board as shown below across from such percentage. To the extent that the BF Investor does not designate a BF Designee to be included in the slate of nominees recommended by the Board for election as Directors, the BF Investor shall have the right to appoint a representative as an observer of the Board, for so long as the BF Investor has the right to designate at least one (1) Director for election to the Board pursuant to this Section 1.2(a)(ii).

Percent	Number of Directors
Greater than or equal to 10% but less than 25%	2
Greater than or equal to 5% but less than 10%	1

(iii)

Upon any decrease in the number of Directors that any Principal Stockholder is entitled to designate for election to the Board (including, with respect to the TSG Investor, at the Closing in connection with the effectiveness of this Agreement), such Principal Stockholder shall take all Necessary Action to cause the appropriate number of such Principal Stockholder’s Designees to tender a resignation. If such resignation is then accepted by the Board, the Company and such Principal Stockholder shall take all Necessary Action to cause the authorized size of the Board of Directors to be reduced accordingly.

(b) Vacancies. Each Principal Stockholder shall have the exclusive right to designate for election to the Board Directors to fill vacancies created by reason of death, removal or resignation of its Designees to the Board, and the Company shall take all Necessary Action to cause any such vacancies to be filled by replacement Directors designated by such Principal Stockholder as promptly as reasonably practicable.

(c) Size of the Board. For so long as any Principal Stockholder is entitled to nominate a Director pursuant to Section 2.1(a), the Company will take all Necessary Action to ensure that the number of Directors serving on the Board shall not exceed nine (9) without the consent of such Principal Stockholder or Principal Stockholders, as the case may be; provided, that the number of Directors may be increased by the Company if necessary to satisfy the requirements of applicable law and stock exchange regulation. For so long as both Principal Stockholders are entitled to nominate a Director pursuant to Section 2.1(a), the Company will take all Necessary Action to ensure that the number of Directors serving on the Board shall not be less than seven (7) without the consent of each Principal Stockholder.

(d) Committees. Subject to applicable laws and stock exchange regulations, for so long as any Principal Stockholder has the right pursuant to this Article II to designate one (1) Designee to the Board, the Company shall take all Necessary Action to have one (1) of such Principal Stockholder’s Designees appointed to serve on each committee of the Board. Each Principal Stockholder shall have the right to appoint a representative as an observer to any committee of the Board to which the Principal Stockholder (i) does not elect to have a representative appointed or (ii) is prohibited by applicable laws or stock exchange regulations from having a representative appointed, in each case for so long as such Principal Stockholder has the right pursuant to this Article II to designate at least one (1) Designee to the Board. Further, each Chairperson of a committee of the Board shall be independent and shall not be nominated as Chairperson by any Principal Stockholder.

(e) Reimbursement of Expenses. In accordance with Company policy, and on terms no less favorable than as afforded to any other Director, the Company shall reimburse each Principal Stockholder and its Designees for all reasonable and documented out-of-pocket expenses incurred in connection with his or her participation in the meetings of the Board or any committee of the Board, including reasonable travel, lodging and meal expenses.

SECTION 2.2. D&O Insurance; Director Indemnification. On or prior to the date of this Agreement, the Company shall obtain customary director and officer indemnity insurance on commercially reasonable terms. On or prior to the date of this Agreement, the Company shall execute and deliver to each Director serving on the Board as of the date hereof a Director Indemnification Agreement. From and after the date hereof, concurrently with or prior to any TSG Designee or BF Designee joining the Board, the Company shall execute and deliver to each such TSG Designee or BF Designee, a Director Indemnification Agreement.

SECTION 2.3. Sharing of Information. Any designee to the Board or any committee thereof (including any such person appointed in an observer capacity) of a Principal Stockholder may share any information received in his or her capacity as such with such applicable Principal Stockholder. Each Principal Stockholder agrees that it will keep confidential and will not disclose, divulge or use for any purpose, other than to monitor and make voting and investment decisions with respect to its investment in the Company and its subsidiaries, any confidential information obtained from the Company, unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 2.3 by any Principal Stockholder or its Affiliates), (b) is or has been independently developed or conceived by any Principal Stockholder without use of the Company’s confidential information or (c) is or has been made known or disclosed to any Principal Stockholder by a third party (other than an Affiliate of such Principal Stockholder) without a breach of any obligation of confidentiality such third party may have to the Company that is known to such Principal Stockholder; provided, however, that any Principal Stockholder may disclose confidential information (x) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring and making voting and investment decisions with respect to its investment in the Company, (y) to any Affiliate, partner, member or related investment fund of such Principal Stockholder and their respective directors, employees and consultants, in each case in the ordinary course of business, or (z) as may otherwise be required by law or legal, judicial or regulatory process, provided that such Principal Stockholder takes reasonable steps to minimize the extent of any required disclosure described in this clause (z); and provided, further, however, that the acts and omissions of any Person to whom such Principal Stockholder may disclose confidential information pursuant to clauses (x) and (y) of the preceding proviso will be attributable to that Principal Stockholder for purposes of determining the Principal Stockholder’s compliance with this Section 2.3(b). Each party hereto acknowledges that each Principal Stockholder or any of its Affiliates and related investment funds may review the business plans and related proprietary information of many enterprises, including enterprises which may have products or services which compete directly or indirectly with those of the Company and its subsidiaries, and may trade in the securities of such enterprises. Nothing in this Section 2.3(b) will preclude or in any way restrict any Principal Stockholder or its Affiliates or related investment funds from investing or participating in any particular enterprise, or trading in the securities thereof, whether or not such enterprise has products or services that compete with those of the Company and its subsidiaries.

SECTION 2.4. Transfers to Competitors.

(a) Notwithstanding anything in this Agreement to the contrary, from the Closing until the date that is the 18 month anniversary of the Closing (the “Restricted Term”), TSG Investor hereby covenants and agrees with the Company that TSG Investor shall not, directly or indirectly, Transfer, or agree to Transfer, any Company Securities to any Competitor; provided, that this Section 2.4 shall in no event prevent TSG Investor from participating in, and Transferring any Company Securities at the closing of, any transaction that would constitute a Change of Control (as defined in the Merger Agreement) of the Company.

(b) The Company hereby covenants and agrees to Brown-Forman that it shall take such actions as are necessary to enforce the Company’s rights under Section 2.4(a).

ARTICLE III

VOTING

SECTION 3.1. Company Sale.

(a) In the event a Company Sale or a definitive agreement contemplating a Company Sale is submitted to the stockholders of the Company for adoption or approval (whether at an annual or special meeting of the stockholders or by written consent), or any Person or Group commences a tender offer, exchange offer or other similar offer that, if consummated, would result in a Company Sale, TSG Investor hereby covenants and agrees to vote or tender the Voting Securities it Beneficially Owns at such time with respect to such Company Sale as follows:

(i)

for so long as TSG Investor Beneficially Owns a number of shares of Voting Securities representing at least thirty-three percent (33%) of Voting Securities of the Company then-issued and outstanding, TSG Investor: (A) shall be permitted to vote or tender, as applicable, up to thirty percent (30%) of the issued and outstanding Voting Securities of the Company at its discretion; and (B) shall vote or tender, as applicable, any Voting Securities it Beneficially Owns in excess of the amount contemplated by the foregoing clause (A) pro rata in accordance with the vote or tender, as applicable, of all other issued and outstanding Voting Securities entitled to vote or tender on such matter (other than TSG Investor’s Voting Securities); and

(ii)

for so long as TSG Investor holds a number of shares of Voting Securities representing at least twenty-five percent (25%), but less than thirty-three percent (33%), of Voting Securities of the Company then-issued and outstanding, TSG Investor: (A) shall be permitted to vote or tender, as applicable, up to twenty-five percent (25%) of the issued and outstanding Voting Securities of the Company at its discretion; and (B) shall vote or tender, as applicable, any Voting Securities it Beneficially Owns in excess of the amount contemplated by the foregoing clause (A) pro rata in accordance with the vote or tender, as applicable, of all other issued and outstanding Voting Securities entitled to vote or tender on such matter (other than TSG Investor’s Voting Securities).

(b) The Company hereby covenants to the BF Investor that it shall take all Necessary Action to enforce the Company’s rights under this Section 3.1.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Each of the parties to this Agreement hereby represents and warrants to each other party to this Agreement that as of the date such party executes this Agreement:

SECTION 4.1. Existence; Authority; Enforceability. Such party has the power and authority to enter into this Agreement and to carry out its obligations hereunder. Such party is duly organized and validly existing under the laws of its jurisdiction of organization, and the execution of this Agreement, and the consummation of the transactions contemplated herein, have been authorized by all necessary action on the part of its board of directors (or equivalent) and stockholders (or other holders of equity interests), if required, and no other act or proceeding on its part is necessary to authorize the execution of this Agreement or the consummation of any of the transactions contemplated hereby. This Agreement has been duly executed by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 4.2. Absence of Conflicts. The execution and delivery by such party of this Agreement and the performance of its obligations hereunder does not and will not (a) conflict with, or result in the breach of any provision of the constitutive documents of such party, (b) result in any violation, breach, conflict, default or an event of default (or an event which with notice, lapse of time, or both, would constitute a default or an event of default), or give rise to any right of acceleration or termination or any additional payment obligation, under the terms of any contract, agreement or permit to which such party is a party or by which such party’s assets or operations are bound or affected, or (c) violate any law applicable to such party.

SECTION 4.3. Consents. Other than as expressly required herein or any consents which have already been obtained, no consent, waiver, approval, authorization, exemption, registration, license or declaration is required to be made or obtained by such party in connection with (a) the execution, delivery or performance of this Agreement or (b) the consummation of any of the transactions contemplated herein.

ARTICLE V

MISCELLANEOUS

SECTION 5.1. Cooperation If requested by any Principal Stockholder, the Company shall cooperate with (and not impede) such Principal Stockholder in connection with any proposed transfer of shares Common Stock (or equity securities exercisable or convertible into, or exchangeable for, common stock) to another Person in a private sale transaction (including a transaction that does not require registration under the Securities Act of 1933, as amended), including, without limitation, by providing information and access to management to potential transferees for due diligence or other relevant purposes.

SECTION 5.2. Termination. If not otherwise stipulated, this Agreement shall terminate with respect to any Principal Stockholder automatically (without any action by any party hereto) at such time that such Principal Stockholder has no rights pursuant to Article II hereof to designate any Designees, and shall terminate in all respects automatically without any action by any party hereto) at such time as each Principal Stockholder has no rights pursuant to Article II hereof to designate any Designees. Nothing herein shall relieve any party from any liability for the breach of any of the agreements set forth in this Agreement.

SECTION 5.3. Amendments and Waivers. Except as otherwise provided in this Section 5.3, no modification, amendment or waiver of any provision of this Agreement shall be effective without the approval of the Company, the TSG Investor and the BF Investor; provided, that no Principal Stockholder’s approval shall be required at an after such time as it has no rights pursuant to Article II hereof to designate any Designees. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

SECTION 5.4. Assignment; Benefit.

(a) The rights and obligations hereunder shall not be assignable without the prior written consent of the other parties hereto. Any attempted assignment of rights or obligations in violation of this Section 5.4 shall be null and void.

(b) This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties hereto, and their respective successors and permitted assigns, and there shall be no third-party beneficiaries to this Agreement other than the TSG Designees or BF Designees under Section 2.2.

SECTION 5.5. Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by e-mail or confirmed facsimile if sent during normal business hours of the recipient, and, if not, then on the next Business Day; (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one Business Day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to such party’s address as set forth below or at such other address as the party shall have furnished to each other party in writing in accordance with this provision:

If to the Company, to:

The Duckhorn Portfolio, Inc.

1201 Dowdell Lane

Saint Helena, CA 94574 Email: ssullivan@duckhorn.com and legal@duckhorn.com

Attn: Sean Sullivan

with a copy to:

Ropes & Gray LLP

Three Embarcadero Center

San Francisco, CA 94111-4006

Fax: (415) 315-4823

Email: thomas.holden@ropesgray.com

Attn: Thomas Holden

If to the TSG Investor:

c/o TSG Consumer Partners LLC

600 Montgomery Street Suite 2900

San Francisco, CA 94111

Fax: (415) 217-2350

Email: johara@tsgconsumer.com

Attn: Jamie O’Hara

with a copy to:

Ropes & Gray LLP

Prudential Tower, 800 Boylston Street

Boston, MA 02199-3600

Fax: (617) 951-7050

Email: christopher.comeau@ropesgray.com and charles.boer@ropesgray.com

Attn: Christopher D. Comeau and Charles F. Boer

If to the BF Investor:

Brown-Forman Corporation

850 Dixie Highway

Louisville, KY 40210

Email: mike_carr@b-f.com

Attn: Michael Carr

with a copy to:

Gibson, Dunn & Crutcher, LLP

200 Park Avenue

New York, NY 10166-0193

Email: dwilf@gibsondunn.com

Attn: David M. Wilf

SECTION 5.6. Further Assurances. At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

SECTION 5.7. Entire Agreement. Except as otherwise expressly set forth herein, this Agreement sets forth the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, that may have related to the subject matter hereof in any way.

SECTION 5.8. Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on the part of any party hereto of any breach, default or noncompliance under this Agreement or any waiver on such party’s part of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

SECTION 5.9. Governing Law; Jurisdiction; Waiver of Jury Trial. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS BY THE LAWS OF THE STATE OF DELAWARE REGARDLESS OF THE LAW THAT MIGHT BE APPLIED UNDER PRINCIPLES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION. NO SUIT, ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN ANY COURT OR BEFORE ANY SIMILAR AUTHORITY OTHER THAN IN A COURT OF COMPETENT JURISDICTION IN THE STATE OF DELAWARE, AND THE PARTIES HERETO HEREBY SUBMIT TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS FOR THE PURPOSE OF SUCH SUIT, PROCEEDING OR JUDGMENT. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE HAD TO BRING SUCH AN ACTION IN ANY OTHER COURT, DOMESTIC OR FOREIGN, OR BEFORE ANY SIMILAR DOMESTIC OR FOREIGN AUTHORITY. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING IN RELATION TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

SECTION 5.10. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

SECTION 5.11. Enforcement. Each party hereto acknowledges that money damages would not be an adequate remedy in the event that any of the covenants or agreements in this Agreement are not performed in accordance with its terms, and it is therefore agreed that in addition to and without limiting any other remedy or right it may have, the non-breaching party will have the right to an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach and enforcing specifically the terms and provisions hereof.

SECTION 5.12. No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, the Company and each Principal Stockholder covenant, agree and acknowledge that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any current or future director, officer, employee, general or limited partner or member of any Principal Stockholder or of any Affiliate or assignee thereof, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future officer, agent or employee of any Principal Stockholder or any current or future member of any Principal Stockholder or any current or future director, officer, employee, partner or member of any Principal Stockholder or of any Affiliate or assignee thereof, as such for any obligation of any Principal Stockholder under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation. This Agreement shall be viewed as an agreement between the TSG Investor and the Company, and the BF Investor and the Company, documented in the same document, such that the covenants binding on the TSG Investor may only be enforced by the Company and the covenants binding on the Company may be enforced by the TSG Investor, and the covenants binding on the BF Investor may only be enforced by the Company and the covenants binding on the Company may be enforced by the BF Investor.

SECTION 5.13. Counterparts. This Agreement may be executed in any number of separate counterparts each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same agreement. Counterpart signature pages to this Agreement may be delivered by facsimile or electronic delivery (i.e., by email of a PDF signature page) and each such counterpart signature page will constitute an original for all purposes.

SECTION 5.14. Effectiveness. This Agreement shall automatically terminate, without any notice or other action by any party hereto, and be void ab initio upon the termination of the Agreement and Plan of Merger pursuant to Article VIII thereof without a Closing thereunder having occurred. Upon such termination, this Agreement shall be of no further force or effect and shall be automatically amended and restated in its entirety to revert to the Prior Agreement. Each of the parties to the Prior Agreement (the “Prior Parties”) shall accept the rights under the Prior Agreement in lieu of, and to the exclusion of, the rights granted to them under this Agreement and shall automatically be released and discharged from all obligations arising under or resulting from this Agreement and none of the parties to this Agreement shall be entitled to exercise (and each such party waives) any rights to make any claim against any of the Prior Parties under or in relation to this Agreement.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed this Stockholders Agreement as of the date first set forth above.

THE DUCKHORN PORTFOLIO, INC.

By:	/s/ Deirdre Mahlan
	Name:	Deirdre Mahlan
	Title:	Interim President, Chief Executive Officer and Chairperson

SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT

MALLARD HOLDCO, LLC

By:	/s/ James O’Hara
	Name:	James O’Hara
	Title:	Authorized Signatory

SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT

BROWN-FORMAN CORPORATION

By:	/s/ Lawson E. Whiting
Name: Lawson E. Whiting
Title: President & Chief Executive Officer

SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT

Exhibit A

Form of Director Indemnification Agreement

(Attached)